Exhibit 99.1



                                                           Contact: Oscar Suris
                                                           (954) 769-3576
                                                           suriso@AutoNation.com



        AUTONATION APPOINTS DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR


         FORT LAUDERDALE, FLA. (MAY 31, 2002) -- AUTONATION, INC. (NYSE: AN), America's largest retailer of both new and used vehicles, today announced it has appointed Deloitte & Touche LLP as the Company's independent public accountant for the fiscal year ending December 31, 2002.

         The appointment was made in light of the ongoing and well-publicized challenges facing Arthur Andersen LLP, the Company's previous independent public accountant.

         "We have enjoyed a good relationship with our Arthur Andersen team," said Mike Jackson, AutoNation's Chief Executive Officer. "However, the business and legal challenges that have led to the firm's uncertain future are what prompted us to act on behalf of shareholders. Our selection of Deloitte & Touche serves shareholders by ensuring confidence in our public financial statements will continue. We're looking forward to working closely with Deloitte & Touche's talented team."

ABOUT AUTONATION, INC.
----------------------

         AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America's largest retailer of new and used vehicles. Ranked #101 on the 2002 Fortune 500, AutoNation employs approximately 30,000 people and owns and operates 373 new vehicle franchises in 17 states. For additional information, please visit www.AutoNation.com, where more than 100,000 new and used vehicles are available for sale.


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